购买幼活肉牛协议书

AGREEMENT TO PURCHASE YOUNG BEEF CATTLE

本合约制定于2012年5月6日

THIS AGREEMENT is made on May 6, 2012

Between合约双方:

1.	收购方：澳门美舍有限公司

地址 ：广东省广州市天河区林和西路9号，耀中广场B座3711室，邮编510610 (以下统一简称为甲方）

The Purchaser : Macau EIJI Company Limited

Address : Room 3711, China Shine Plaza, No.9, Lin He Xi Road, Tianhe District, Guangzhou 510610, Guangdong Province (hereinafter called “the Purchaser”)

2.	养殖方：样子哨镇牛场,法人代表：何美莲

地址 ：吉林省辉南县样子哨镇牛场(以下统一简称为乙方）

The Seller : Yang Zi Shao Town Cattle Farm, represented by Ms. __He Meilian_

Address : Yang Zi Shao Town Cattle Farm, Hui Nan County, Ji Lin Province (hereinafter called “the Seller”)

Recitals叙述

1.	甲方是是优质肉牛（香牛）饲料营养技术及绿色有机品牌优质肉牛（香牛）养殖技术的拥有者（以下简称为该技术），并在中国广东省恩平市, 运用该技术管理系统经营AP牛、羊畜牧场，进行肉牛养殖及销售。

The Purchaser is the owner of a premium beef cattle breeding and nutritional feed recipe technology (“the said Technology”) and is operating A Power Cattle & Sheep Farm has the expertise and know-how to build cattle and sheep farms using the said Technology’s management systems for the rearing and sales of beef cattle in Enping City, Guangdong Province of the People’s Republic of China.

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2.	乙方拥有超过15年的养殖牛只的经验，，并在涌川和湖南省的临澧区经营牛畜牧场，主要养殖西门塔尔和其他牛种。

The Seller is the operator of 2 cattle farms of over 15 years, one in Chung Chuan and the other in Linli District of Hunan Province, breeding mainly Simmental and Various of other breed of cattle.

根据《中华人民共和国合同法》及其他有关法律法规的规定，甲乙双方在平等、自愿、公平、诚实信用的基础上，就收购幼活肉牛的有关事宜达成如下协议。

On the basis of equality, voluntariness, fairness and trust and in accordance with the Contract Law and other relevant laws and regulations of the People's Republic of China, the Parties have reached the following agreements in respect of the purchase of young beef cattle as follows:

1.	幼活肉牛收购

Purchase of Young Beef Cattle

甲方同意向乙方购买幼活肉牛，80% 西门塔尔及20%其他牛种，如下：

The Purchaser hereby agrees to purchase from the Seller young live beef cattle, of which 80% shall be Simmental and 20% other varieties, as follows:

供应附表 The Schedule of Supply

Heads 头
2012年12月31日或之前	500
On or before 31.12.2012

2013年6月30日或之前	500
On or before 30.06.2013

2013年12月31日或之前	1,000
On or before 31.12.2013

2014年6月30日或之前	1,000
On or before 30.06.2014

2014年12月31日或之前	1,000
On before 31.12. 2014

总供应量
Total Supply	4000

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2.	收购价格

The Purchase Price

2.1	收购价格为每公斤人民币36元现重量（以下简称为该定价），乙方将安排运输交付牛只予卖方，而甲方将支付运输费用。

The purchase price shall be RMB36 per kilogram live weight (hereinafter called “the Set Price”) on Ex Farm basis, where the Seller will arrange for the transportation for delivery of the cattle, whereas the Purchaser will pay for the transportation cost.

2.2	双方可按照当时的市场价格调整收购价格，唯其方差应限制在该定价的+/- 10％之内。

The purchase price may be adjusted in accordance with the prevailing market prices, at a variance of +/- 10% of the Set Price.

2.3	本合同的总成交价估计为人民币两千三百万四十千元（以下简称为该总成交价），即4000头x 160公斤（每头牛的平均重量）x 该定价

The total consideration under this Agreement is estimated to be RMB23,040,000.00 (hereinafter called “the Total Consideration”), that is : 4000 heads x 160kg (the estimated average weight of cow) x the Set Price.

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3.	养殖及质量要求
Breeding and Quality Requirements

3.1	质量标准：体重大约在160公斤，牛龄在6至8 个月之间。

Quality standards: weight at average of 160 kg, age between 6 to 8 months.

3.2	乙方需建立以下记录：

The Seller shall establish the following data and records in respect of the cattle

(1)	活牛入场、出场记录

The admission and departure records

(2)	牛只饲养、用药记录

The feeding and medication records

(3)	防疫消毒记录

Epidemic prevention and sterilization records

(4)	免疫接种记录

Immunization and vaccination records

3.3	乙方供牛时需出具无违禁药物使用证明。药物残留不得超过国际标准。

At the time of delivery, the Seller shall produce certification of non usage of illicit drug on the cattle so supplied. Drug residues may not be more than the international standard.

4.	结算

Settlement of Purchase Price

4.1	甲方应在签署本合约时，支付乙方总成交价的百份之二十作为订金。

The Purchaser shall pay a deposit equivalent to 20% of the total Consideration upon execution of this Agreement by the parties hereto.

4.2	余款 ：甲方需在应于每交付牛只后开具发票日期起30天内支付。

Balance Payments : Payable by the Purchaser within 30 days from the date of receipt of the invoice for each delivery of the cattle to the Purchaser

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5.	交货

Delivery

5.1	交货地点：甲方位于广东省恩平市良西镇雁鹅村委小湴村的牛场。

Place of delivery : At the farm of the Purchaser situated at Yane Xiao Ban Village of Enping City, Guangdong Province.

5.2	运输方式：汽车运输。

Mode of transportation : by motor transport.

6.	检疫合格证明

Quarantine certification

乙方供牛时需提供动物防疫监督机构出具的动物健康检疫合格证明。

The Seller shall provide at the time of delivery health certificate issued by the government agency for animal health and epidemic prevention in respect of the cattle so delivered.

7.	违约责任

Default

7.1	一方迟延交货或迟延支付收购款的，应当每日按照迟延部分价款50%的标准向对方支付违约金；迟延超过30日的，对方有权解除合同并要求迟延方赔偿损失。

In the event of delay in delivery of the cattle or payment of the purchase price, the defaulting party shall pay liquidated damages to the other party hereto equivalent to 50% of the purchase price of the delayed portion. If the delay shall be more than 30 days, the other party hereto shall have the right to terminate the contract and claim from the defaulting party damages for losses.

7.2	因甲方未提供必要的交货验收条件致使乙方无法按时交货的，甲方应赔偿由此给乙方造成的损失。

If the Seller cannot deliver the cattle on time due to the Purchaser’s failure to provide the necessary facilities for accepting delivery, the Purchaser shall be liable for the losses so caused to the Seller.

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7.3	乙方交付的活牛不符合质量要求的，甲方有权拒收，质量问题严重的，甲方有权解除合同；因不符合质量要求给甲方造成损失的，乙方应承担赔偿责任。

If the live cattle delivered by the Seller do not meet the quality requirements as stated herein, the Seller is entitled to reject the same. The Purchaser shall have the right to terminate the contract if there is serious quality problem with the cattle so delivered. The Seller shall compensate the Purchaser for losses that he may suffer as a result of non compliance by the Seller of the quality requirements for the cattle so supplied.

7.4	一方无正当理由中止履行或单方变更、解除合同的，应赔偿由此给对方造成的损失。

If a party hereto without justification suspends the performance of the contract, or unilaterally alters the provisions thereof, or terminates the contract, he shall be liable for the losses caused to the other party thereto as a result thereof.

8.	合同解除条件：合同完成后自动解除。

Conditions for termination of the contract : automatic discharge after the completion of the contract.

9.	不可抗力：因发生自然灾害等不可抗力的，经核实可全部或部分免除责任，但应当及时通知对方，并在合理期限内提供证明。

Force majeure : There may be total or partial exemption from liability, due to the occurrence of natural disasters and other force majeure, but the other party shall be promptly notified, and shall be provided with evidence thereof within a reasonable time period.

10.	争议解决方式：本合同项下发生的争议，由当事人双方协商或申请调解解决；协商或调解解决不成的，依法向恩平市人民法院提起诉讼，或按照另行达成的仲裁条款或仲裁协议申请仲裁。

Dispute resolution : The parties hereto shall settle any dispute arising in the course of carrying into effect this Agreement through friendly consultation or referral for mediation. If such consultation or mediation should fail, then such dispute shall be adjudicated by Enping City People’s Court or be referred to arbitration in accordance with the arbitration clause or arbitration agreement the parties hereto otherwise agreed.

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11.	若本合同中、英文字版本不一致的，以中文本为准，本合同自双方签字盖章之日起生效。未尽事宜，由双方共同协商签订补充协议。本合同一式二份，甲、乙双方各壹份。

If there is inconsistency between the Chinese version and the English version of this contract, the Chinese version shall prevail. This contract shall come into force upon the execution thereof by the parties hereto. Matters not covered in this contract shall be agreed to by the parties hereto through consultation and execution of a supplementary agreement. This contract shall have 2 copies; the parties hereto shall have one copy each.

甲方（签章）：	乙方（签章）：
The Purchaser’s signature and seal	The Seller’s signature and seal

2012年5月6日	2012年5月6日
May 6, 2012	May 6, 2012

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